UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 9, 2008

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 9, 2008, the Management Development, Nominating and Governance Committee of the Company’s Board of Directors approved the payment of bonuses for 2007 to the following named executive officers:

Name	Title	Amount
Curt S. Culver	Chairman and Chief Executive Officer	$480,000
Patrick Sinks	President and Chief Operating Officer	$209,250
J. Michael Lauer	Executive Vice President and Chief	$202,950
	Financial Officer
Lawrence J. Pierzchalski	Executive Vice President- Risk	$180,000
	Management
Jeffrey H. Lane	Executive Vice President, General	$183,600
	Counsel and Secretary

        The Committee decided to pay bonuses for 2007 to officers of the Company, including the officers named above, of approximately 25% of the amount paid to this group for 2006 to recognize the significant contribution they made in connection with the proposed merger with Radian Group Inc. and because their work achieved the Company’s objectives in entering the merger agreement in February 2007, planning for the integration of the two companies and terminating the merger in September 2007, when market conditions had changed. The Committee believed these factors warranted bonuses at this level even though the Company did not meet certain of the financial goals involving net income and return on equity that the Committee had approved in January 2007.

* * *

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 14, 2008	By: /s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and
Chief Accounting Officer